Filed Pursuant to Rule 433
September 25 2006
Registration No. 333-132201



USD NOTE DESCRIPTION
FINAL TERMS AND CONDITIONS
9-year NC 1-year Issue


Issuer:Toyota Motor Credit Corporation

Cusip:89233PZK5

Rating:Aaa/AAA

Currency:USD

Trade Date:September 25, 2006

Settlement Date:September 28, 2006

Maturity Date:September 28, 2015

Issue Price:100.00%

Redemption Price:100.00%

Nominal Amount:10,000,000

Denomination:USD 10,000

Coupon:5.70%

Fee & Expenses:0.00%

Day Count Fraction:30/360

Interest Payment Dates:Semi annually on September and
March 28 beginning on March 28, 2007

Business Day Convention:Following Business Day
Convention with no adjustment

Business Days:New York Business Days

Issuer Call:Callable at 100.00% Semi-annually, from September 28, 2007 interest Payment Date to and including March 28, 2015 Interest Payment Date

Call Notice Period:10 calendar Days

Underwriter:Nomura Securities International, Inc.

Calculation Agent:Deutsche Bank Trust Company Americas

Governing Law:New York

Program Format:Toyota Motor Credit Corporation
Medium-Term Note, Series B





The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and the documents the issuer has filed with the SEC for more complete information about the issuer and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 888-666-8726.